UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2014

AMBASSADORS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-33347	91-1957010
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

Dwight D. Eisenhower Building, 2001 S Flint Road, Spokane, WA 99224
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(509) 568-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2014, the Board of Directors (the “Board”) of Ambassadors Group, Inc. (the “Company”) terminated Anthony F. Dombrowik’s employment with the Company as interim President and Chief Executive Officer, and as Chief Financial Officer.  Also on May 7, 2014, the Board appointed Philip B. Livingston as interim Chief Executive Officer of the Company effective immediately.  As described in Item 5.07 below, Mr. Livingston was also elected as a member of the Board by the stockholders of the Company on May 7, 2014.

On May 7, 2014, the Company issued a press release discussing the above termination and appointment, a copy of which is furnished herewith as Exhibit 99.1.

Mr. Livingston, 57, was Chief Executive Officer of LexisNexis Web Based Marketing Solutions until October 2013.  He joined LexisNexis in April 2009 as Senior Vice President of Practice Management and served in executive management positions from April 2009 to October 2013.  Mr. Livingston has, in the past, served as chief financial officer for Celestial Seasonings, Inc., Catalina Marketing Corporation and World Wrestling Entertainment.  From 1999 to 2003 he served as President of Financial Executives International, the leading professional association of chief financial officers and controllers.  In that role he led the organization’s support of regulatory and corporate governance reforms culminating in the Sarbanes-Oxley Act.  In the past, he has served on numerous public and private company boards including Broadsoft Corporation, Insurance Auto Auction, Cott Corporation, MSC Software and Seitel Inc.

There is no arrangement or understanding between Mr. Livingston and any other person pursuant to which he was selected as an officer.  There are no family relationships among any of the Company’s directors or executive officers (including Mr. Livingston).  Mr. Livingston has no interest in any transaction since the beginning of the Company’s last fiscal year, or any currently proposed transaction, that requires disclosure pursuant to Item 404(a) of Regulation S-K.  The Company’s Compensation Committee has not yet considered Mr. Livingston’s compensation as interim Chief Executive Officer and no material, plan, contract or arrangement to which Mr. Livingston is a party or in which he participates has been entered into or amended in connection with his appointment as the interim Chief Executive Officer of the Company.

Item 5.07  Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on May 7, 2014 (the “Annual Meeting”).  Company stockholders approved Proposals 1, 2 and 3 as described in the Company’s Proxy Statement for the 2014 Annual Meeting (the “Proxy Statement”) on Schedule 14-A, which was filed with the Securities and Exchange Commission on April 11, 2014.

The proposals voted on and approved by the shareholders at the Annual Meeting were as follows:

Proposal 1
Company stockholders elected the following seven directors to serve until the Company’s 2015 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, as set forth below.

Nominee	For	Authority Withheld	Percent of Voted	Broker Non-Votes
Debra Dulsky	10,134,936	117,265	98.86%	4,192,394
Jefferson P. Gramm	10,116,240	135,961	98.67%	4,192,394
James M. Kalustian	9,495,132	757,069	92.62%	4,192,394
Peter H. Kamin	9,458,398	793,803	92.26%	4,192,394
Philip B. Livingston	10,096,419	155,782	98.48%	4,192,394

Lisa O’Dell Rapuano	10,101,815	150,386	98.53%	4,192,394
Ricardo Lopez Valencia	10,028,532	223,669	97.82%	4,192,394

Proposal 2
Company stockholders approved, as set forth below, on as advisory basis, the compensation of the named executive officers, as disclosed in the Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

	Shares Voted	Percent of Voted	Percent of Outstanding
For	9,569,678	93.35%	56.16%
Against	665,678	6.49%	3.91%
Abstain	16,845	0.16%	0.10%
Broker Non-Votes	4,192,394		24.60%

Proposal 3
Company stockholders approved, as set forth below, the ratification of the selection of BDO USA LLP as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2014.

	Shares Voted	Percent of Voted	Percent of Outstanding
For	14,397,547	99.67%	84.49%
Against	10,036	0.07%	0.06%
Abstain	37,012	0.26%	0.22%

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Press Release dated May 7, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2014
AMBASSADORS GROUP, INC.
/s/ Philip B. Livingston
Philip B. Livingston
Interim Chief Executive Officer
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated May 7, 2014.